UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2016

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Suite 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2016, NASDAQ notified the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b). Based on materials submitted by the Company on April 4 and 16, 2016, NASDAQ granted the Company’s request for an extension until August 17, 2016 to comply with this requirement. The Company received a letter from NASDAQ dated August 18, 2016 stating that the NASDAQ staff determined that the Company did not meet the terms of the extension and that the Company may appeal the staff's determination to a Hearings Panel (the "Panel"). The Company will be requesting an appeal of this determination. The Company is continuing its plan for compliance. The Company's appeal of the NASDAQ’s determination to the Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series will stay the suspension of the Company’s securities pending the Panel’s decision.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

August 19, 2016	By:	Richard DePiano Jr

Name: Richard DePiano Jr
Title: CEO